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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  December 10, 1999


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

     Delaware                       1-13071                     Applied For
 (State or Other            (Commission File Number)           (IRS Employer
 Jurisdiction of                                            Identification No.)
 Incorporation)

    12001 North Houston Rosslyn                               77086
       Houston, Texas                                       (Zip Code)
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (281) 447-8787
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Item 5  Other Events

     On December 10, 1999 Hanover Compressor Company issued a press release announcing that it had adopted a new holding company to provide an appropriate legal structure for its current and future strategies. The holding company restructuring was accomplished through a merger under Section 251(g) of the Delaware General Corporation Law so that all stockholders of Hanover Compressor Company at the effective time of the merger became stockholders of the new holding company, and Hanover Compressor Company became a subsidiary of the new holding company.

     The new holding company has changed its name to Hanover Compressor Company, and Hanover Compressor Company has changed its name to Hanover Compression Inc. The new holding company will trade under the same HC (NYSE) symbol with the same CUSIP number as before.

     The stockholders are not required to take any action in connection with this corporate restructuring. Pursuant to the merger, all outstanding shares were converted into shares of the holding company with the same rights, privileges and interests as the shares of Hanover Compressor Company previously held by stockholders. The shares of the holding company will continue to be represented by the same stock certificates that previously represented shares of Hanover Compressor Company stock.

     A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein in its entirety.


Item 7  Financial Statements, Pro Forma Financial Information and Exhibits

           The following exhibits are filed herewith:

Exhibit No.    Description
-----------    -----------

99.1       Registrant's press release, dated December 10, 1999

                                       2
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:  December 14, 1999      By:    /s/ CURTIS BEDRICH
                                 -------------------------------------------
                              Name:   Curtis Bedrich
                              Title:  Chief Financial Officer and Treasurer

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Exhibit No.    Description
-----------    -----------

99.1       Registrant's press release, dated December 10, 1999